Exhibit 10.2

PROMISSORY NOTE

$4,725,000.00
November 22, 2016
Rosemont, Illinois

1.Agreement to Pay. FOR VALUE RECEIVED, RRE SUNNYSIDE HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of MB FINANCIAL BANK, N.A., a national banking association, its successors and assigns (“Lender”), the principal sum of Four Million Seven Hundred Twenty Five Thousand and 00/100 Dollars ($4,725,000.00) (“Loan”), or so much thereof as may be advanced pursuant to that certain Loan and Security Agreement of even date herewith between Borrower and Lender (“Loan Agreement”), on or before November 22, 2019 (the “Maturity Date”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time. The Maturity Date is subject to extension and acceleration pursuant to the terms and provisions of the Loan Agreement, the provisions of which are hereby incorporated by reference as if set forth fully herein.
2.Interest.
2.1    Interest Prior to Default.
(a)Interest Rate. Interest shall accrue on the principal balance of this Note outstanding from the date hereof through the Maturity Date at the “Interest Rate,” which shall mean the Adjusted LIBOR Rate (as hereafter defined), unless converted to the Prime Rate (as hereafter defined) pursuant to Sections 3.1, 3.2 or 3.3 below. The “Adjusted LIBOR Rate” means a per annum rate of interest equal to the LIBOR Rate (as hereinafter defined) for the relevant Interest Period (as hereafter defined), plus Two and Fifty one-hundredths percent (2.50%), such Adjusted LIBOR Rate to remain fixed for such Interest Period. “Prime Rate” means a floating per annum rate of interest equal to the Prime Rate (as hereinafter defined), but in no event less than Two and and Fifty one-hundredths percent (2.50%) per annum. Changes in the Prime Rate to be charged hereunder based on the Prime Rate shall take effect immediately upon the occurrence of any change in the Prime Rate. Any portion of the principal amount of this Note bearing interest at the Prime Rate is referred to herein as a “Prime Rate Loan”. Any portion of the principal amount of this Note bearing interest at the Adjusted LIBOR Rate is referred to herein as a “LIBOR Rate Loan”.
(b)Prime Rate. As used herein, “Prime Rate” shall mean the floating per annum rate of interest most recently announced by Lender at Rosemont, Illinois as its prime or base rate. A certificate made by an officer of Lender stating the Prime Rate in effect on any given day, for the purposes hereof, shall be conclusive evidence of the Prime Rate in effect on such day. The Prime Rate is a base reference rate of interest adopted by Lender as a general benchmark from which Lender determines the floating interest rates chargeable on various loans to borrowers with varying degrees of creditworthiness and Borrower acknowledges and agrees that Lender has made no representations whatsoever that the Prime Rate is the interest rate actually offered by Lender to borrowers of any particular creditworthiness.
(c)LIBOR Rate. As used herein, “LIBOR Rate” means a rate of interest equal to the LIBOR rate for each Interest Period quoted by Lender from Bloomberg Financial Markets system (or such other authoritative source as selected by Lender in its sole discretion), which shall be the LIBOR Rate for each Interest Period in effect two (2) Banking Days (as defined below) prior to the first day of each Interest Period (rounded upward to the nearest 1/10,000 of 1.00%). Lender may unilaterally adjust the LIBOR Rate for any reserve requirement and any subsequent costs arising from a change in government regulation, or may substitute an alternative rate in the event the LIBOR Rate becomes unavailable. Lender’s determination of the LIBOR Rate is conclusive, absent manifest error. As used in this definition, “Banking Day” means any day other than a Saturday, Sunday or any other day on which banks in London, England or Chicago, Illinois are required or permitted to close.
(d)Interest Period. “Interest Period” shall mean, with regard to any LIBOR Rate Loan, successive one (1) month periods, beginning on the fifteenth (15th) day of each month; provided, however, that: (i) each Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day on which the preceding Interest Period for such LIBOR Loan expires; and (ii) the final Interest Period for any LIBOR Loan must be such that its expiration occurs on or before the Maturity Date. If at any time an Interest Period expires less than one month before the Maturity Date, such LIBOR Loan shall automatically convert to a Prime Loan on the last day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.
2.2    Interest After Default. From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default (as hereafter defined), interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate (“Default Rate”) equal to Five percent (5.00%) plus the Loan Rate; provided, however, in no event shall the Default Rate exceed the Maximum Legal Rate (as hereafter defined). The interest accruing under this section shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.
2.3    Interest Calculation. Interest on this Note shall be calculated on the basis of a 360‑day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by Borrower hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.
2.4    Maximum Interest Rate. In no event shall charges constituting interest payable by Borrower exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Note is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto. No agreements, conditions, provisions or stipulations contained in this Note or any other instrument, document or agreement among Borrower, Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other Loan Document, or the arising of any contingency whatsoever, shall entitle Lender to contract for, charge, or receive, in any event, interest exceeding the maximum rate of interest permitted by applicable state or federal law in effect from time to time (hereinafter “Maximum Legal Rate”). In no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Legal Rate (“Excess Payment”), Borrower acknowledges and stipulates that any such contract, charge, or receipt shall be the result of an accident and bona fide error, and that any Excess Payment received by Lender for the account of Lender shall be first applied to reduce the principal then unpaid hereunder; second, to reduce the other Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Borrower recognizes that, with fluctuations in the

Prime Rate and the Maximum Legal Rate, such a result could inadvertently occur. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess Payment shall constitute the acceptance by Borrower of such Excess Payment, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender or any of Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the maximum authorized or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess Payment has been contracted for, charged or received, all interest at any time contracted for, charged or received in connection with this Note shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note.
3.LIBOR Provisions.
3.1    Additional Costs; Capital Adequacy.
(a) Additional Costs. In the event any government authority subjects Lender to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, Borrower shall pay to Lender such additional amounts as will compensate Lender for such costs or lost income resulting therefrom as reasonably determined by Lender. Borrower shall promptly pay to Lender from time to time such reasonable amounts as Lender may reasonably determine to be necessary to compensate Lender for any reasonable costs actually incurred by Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Rate Loans or its obligation to make any LIBOR Rate Loans hereunder, any reduction in any amount receivable by Lender under this Note or any of the other Loan Documents in respect of the Loan or such obligation or the maintenance by Lender of capital in respect of the Loan (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change (as hereafter defined) that: (i) changes the basis of taxation of any amounts payable to Lender under this Note or any of the other Loan Documents in respect of the Loan; or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of the Adjusted LIBOR Rate for the Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender; or (iii) has or would have the effect of reducing the rate of return on capital of Lender to a level below that which Lender could have achieved but for such Regulatory Change (taking into consideration Lender’s policies with respect to capital adequacy). “Regulatory Change” means, with respect to Lender, any change in Applicable Law (as defined in the Loan Agreement) effective after the date hereof (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority (as defined in the Loan Agreement) or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.
(b)Lender’s Suspension of LIBOR Rate Loans. If, by reason of any Regulatory Change, Lender either (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined as provided in this Note or a category of extensions of credit or other assets of Lender that includes LIBOR Rate Loans or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if Lender so elects by notice to Borrower, the obligation of Lender to make LIBOR Rate Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.
(c)Notification and Determination of Additional Costs. Lender agrees to notify Borrower of any event occurring after the date of this Note entitling Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of Lender to give such notice shall not release Borrower from any of its obligations hereunder; provided, however, that notwithstanding the foregoing provisions of this Section, Lender shall not be entitled to compensation for any such amount relating to any period ending more than six (6) months prior to the date that Lender first notifies Borrower in writing thereof. Lender agrees to furnish to Borrower a certificate setting forth the basis and amount of each request by Lender for compensation under this Section. Absent manifest error (that is an obvious mathematical error), determinations by Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
3.2    Suspension of LIBOR Rate Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted LIBOR Rate for any Interest Period, Lender reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period, then Lender shall give Borrower prompt notice thereof and, so long as such condition remains in effect, Lender shall be under no obligation to, and shall not, make additional LIBOR Rate Loans and Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Rate Loan, either repay such Loan or convert such Loan into a Prime Rate Loan.
3.3    Illegality. Notwithstanding any other provision of this Note, if it becomes unlawful for Lender to honor its obligation to make or maintain LIBOR Rate Loans hereunder, then Lender shall promptly notify Borrower thereof and Lender’s obligation to make LIBOR Rate Loans shall be suspended until such time as Lender may again make and maintain LIBOR Rate Loans.
3.4    Compensation. Borrower shall pay to Lender, upon the request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost or expense that Lender determines is attributable to any payment or prepayment (whether mandatory or optional) of a LIBOR Rate Loan made by Lender for any reason (including, without limitation, acceleration) on a date, other than the last day of the Interest Period for such Loan. Upon Borrower’s request, Lender shall provide Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Lender may use any reasonable averaging and attribution methods generally applied by Lender and may include, without limitation, administrative costs as a component of such loss, cost or expense. Absent manifest error, determinations by Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
3.5    Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to Lender under this Section 3 shall be made as though Lender had actually funded LIBOR Rate Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Rate Loans in an amount equal to the amount of the LIBOR Rate Loans and having a maturity comparable to the relevant Interest Period; provided, however, that Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Section 3.
4.Payment Terms.
4.1    Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)Payments of Interest. Commencing on December 15, 2016 and on the same day of each successive month thereafter until the Maturity Date (each a “Payment Date”), Borrower shall make monthly payments to Lender of interest at the Interest Rate on the unpaid principal balance of the Loan outstanding from time to time.
(b)Principal Payments. In addition to the interest payments required to be made pursuant to Section 4.1(a) above, commencing on December 15, 2016 and on each Payment Date thereafter, Borrower shall make monthly payments of principal, as set forth in the amortization schedule attached hereto as Schedule A.
(c)Payment at Maturity Date. The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any of the other Loan Documents (as hereafter defined), shall be due and payable in full on the Maturity Date.
4.2    Prepayment. This Note may be prepaid only on the last day of an Interest Period; provided, however, that Borrower may prepay a LIBOR Rate Loan, either in whole or in part, prior to such day so long as Borrower gives Lender five (5) days prior to written notice and such prepayment shall be accompanied by a simultaneous payment of the Additional Costs described in Section 3.1 above, plus accrued interest on the LIBOR Rate Loan being prepaid through the date of prepayment (unless less than all of the principal amount of such LIBOR Rate Loan is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date). No amount prepaid on this Note may be borrowed again.
4.3    Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender pursuant to the Loan Documents, including, without limitation any, Additional Costs or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents (as hereinafter defined), (e) fifth, to any other amounts then due Lender hereunder or under any of the Loan Documents (as hereafter defined), and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.
4.4    Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of Lender at 6111 N. River Road, Rosemont, IL 60018. Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other immediately available funds. Interest, principal payments and any fees and expenses owed Lender from time to time will be deducted by Lender automatically on the due date from Borrower’s account with Lender, as designated in writing by Borrower. Borrower will maintain sufficient funds in the account on the dates Lender enters debits authorized by this Note. If there are insufficient funds in the account on the date Lender enters any debit authorized by this Note, the debit will be reversed. Borrower may terminate this direct debt arrangement at any time by sending written notice to Lender at the address specified above.
4.5    Late Charge. If any payment of interest or principal due hereunder is not made within ten (10) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.
4.6     Loan Fee. In consideration of Lender’s agreement to make the Loan, Borrower shall pay to Lender a non-refundable fee in the amount of Twenty One Thousand Two Hundred Sixty Two and 00/100 Dollars ($21,262.00), which shall be due and payable on the date hereof as a condition precedent to the disbursement of proceeds under this Note.
4.7    Expenses and Indemnification. Borrower shall pay all reasonable costs and expenses actually incurred by Lender in connection with the preparation of this Note and the Loan Documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender or any affiliate or parent of Lender. Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Note and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. Borrower also agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless Lender, any parent corporation, affiliated corporation or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys’ fees and time charges of attorneys who may be employees of Lender, any parent corporation or affiliated corporation of Lender), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Note and the Loan Documents, the making or issuance and management of the Loan, the use or intended use of the proceeds of this Note and the enforcement of Lender’s rights and remedies under this Note, the Loan Documents any other instruments and documents delivered hereunder, or under any other agreement between Borrower and Lender; provided, however, that Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by Borrower, shall be added to the obligations of Borrower evidenced by this Note and secured by the collateral securing this Note. The provisions of this section shall survive the satisfaction and payment of this Note.
5.    Security. This Note is secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (“Mortgage”) of even date herewith made by Borrower to Lender creating a first mortgage lien on certain real property (“Premises”) legally described in Exhibit A attached to the Mortgage, an Assignment of Rents and Leases (“Assignment”) of even date herewith from Borrower to Lender, a Limited Guaranty of Payment (“Guaranty”) of even date herewith from Resource America, Inc., a Maryland corporation, and Resource Real Estate Innovations Office REIT, Inc., a Maryland corporation (collectively, “Guarantor”) to Lender and an Environmental Indemnity Agreement (“Indemnity Agreement”) of even date herewith from Borrower and Guarantor to Lender (this Note, Loan Agreement, Mortgage, Assignment, Guaranty, Indemnity Agreement and any other document now or hereafter given to evidence or secure payment of this Note or delivered to induce Lender to disburse the proceeds of the Loan, as such documents may hereafter be amended, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents”). Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.
6.    Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:
6.1    the failure by Borrower to pay (i) any installment of principal or interest payable pursuant to this Note on the date when due, or (ii) any other amount payable to Lender under this Note, the Mortgage or any of the other Loan Documents within ten (10) days after the date when any such payment is due in accordance with the terms hereof or thereof; or
6.2    the occurrence of any “Event of Default” as defined in the Loan Agreement, Mortgage or any of the other Loan Documents.
7.    Remedies. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occur-rence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Mortgage and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, the Guarantors hereof, the Premises and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all reasonable costs of collection, including reasonable attorneys’ fees and court costs, actually incurred by Lender.
8.    Covenants and Waivers. Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Borrower, guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for Lender making the Loan to Borrower.
9.    Other General Agreements.
9.1    Business Purpose. The Loan is a business loan which comes within the purview of Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., Section 1601, et seq.
9.2    Time. Time is of the essence hereof.
9.3    Governing Law. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.
9.4    No Joint Venture. Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of Borrower or of any lessee, operator, concessionaire or licensee of Borrower in the conduct of its business, and by the execution of this Note, Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by Lender as a result of a claim that Lender is such partner, joint venturer, agent or associate.
9.5    Disbursement. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Borrower will be disbursed in Chicago, Illinois.
9.6    Joint and Several Obligations. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.
9.7    Severable Loan Provisions. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
9.8    Assignability. Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, Lender may at any time sell one or more participations in the Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.
10.    Notices. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses required by the Loan Agreement, or to such other addresses as Lender and Borrower may specify from time to time in writing.

11.    Consent to Jurisdiction. TO INDUCE LENDER TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND

ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS STATED IN THE MORTGAGE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
12.    Waiver of Jury Trial. BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
13.    Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act. In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended
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IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note as of the day and year first written above.

BORROWER:

RRE SUNNYSIDE HOLDINGS, LLC, a Delaware limited liability company

By: /s/ Alan F. Feldman
Name:     Alan F. Feldman
Title:     Chief Executive Officer

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